EXHIBIT 23. 1


                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                 WEED & CO. L.P.
        4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
    (949) 475-7730


                                           July 11, 2001

Board of Directors
Oasis Resorts International, Inc.
4695 MacArthur Court
Suite 1450
Newport Beach, CA 92660

         RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

         I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Oasis Resorts International, Inc.

                                           Sincerely yours,

                                       /s/ Richard O. Weed
                                           Richard O. Weed